EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm and Report on Schedule

Consent

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-115918) pertaining to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc., Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

2)	Registration Statement (Form S-8 No. 333-85608) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors,

3)	Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan, and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

4)	Registration Statement (Form S-8 No. 333-211735) pertaining to the Martin Marietta Amended and Restated Stock-Based Award Plan,

5)	Registration Statement (Form S-8 No. 333-197201) pertaining to the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan and the Texas Industries, Inc. Management Deferred Compensation Plan, as assumed by Martin Marietta Materials, Inc., and

6)	Registration Statement (Form S-3 No. 333-217991) and related Prospectuses pertaining to Debt Securities of Martin Marietta Materials, Inc.

of our report dated February 23, 2016, except for the recently adopted accounting pronouncements discussed in Note A and the effects of the segment change discussed in Note O, as to which the date is May 12, 2017, with respect to the consolidated financial statements of Martin Marietta Materials, Inc. and consolidated subsidiaries for the year ended December 31, 2015 incorporated by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. for the year ended December 31, 2017.

Report on Schedule

To the Board of Directors and Shareholders of Martin Marietta Materials, Inc.

We have audited the consolidated financial statements of Martin Marietta Materials, Inc. and consolidated subsidiaries for the year ended December 31, 2015 (the Company) for the year ended December 31, 2015 and have issued our report thereon dated February 23, 2016, except for the recently adopted accounting pronouncements discussed in Note A and the effects of the segment change discussed in Note O, as to which the date is May 12, 2017, incorporated by reference in this Annual Report (Form 10-K) of Martin Marietta Materials Inc. from the 2017 Annual Report to Shareholders of Martin Marietta Materials, Inc. Our audit of the consolidated financial statements included the financial statement schedule for the year ended December 31, 2015 listed in Item 15(a) of this Annual Report (Form 10-K) (the “schedule”). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s schedule based on our audit.

In our opinion, the schedule presents fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 23, 2018